EXHIBIT 10.6

                               SEVERANCE AGREEMENT
                               -------------------



     This Severance Agreement (this "Agreement") is made this 2nd day of July, 1999, by and between Richard M. Kelley (hereinafter "Kelley") and American Bingo & Gaming Corp. (hereinafter "ABG").

     WHEREAS  Kelley  is  an  employee  and  an  officer  of  ABG;

     WHEREAS Kelley and ABG have made a joint determination that, subject to certain terms of separation being agreed to between Kelley and ABG, it may be in the best interest of Kelley and ABG for Kelley to terminate his employment with ABG; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein and the terms set forth below, the parties agree as follows:

     1.   Resignation.  Kelley hereby  resigns from any and all  positions  held
          -----------
          with ABG and its subsidiaries (if any). Furthermore, Kelley agrees not to seek or accept employment with ABG or any of its subsidiaries for a period of two years from the date hereof.

     2.   Employment Agreement.  The Employment Agreement between Kelley and ABG
          ---------------------
          dated June 19, 1998, as amended October 23, 1998, is hereby terminated and neither party shall have any further obligations thereunder.

     3.   Severance Payment.  ABG does hereby agree to pay to Kelley on the date
          -----------------
          of execution of this Agreement $190,000 as a severance payment plus three weeks vacation. The parties further agree that Kelley shall not receive, and shall not be entitled to, any further severance benefits.

     4.   Confidentiality.  For a period of two years from the date of execution
          ---------------
          of this Agreement, Kelley agrees that he will not, for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of ABG, including, without limiting the generality of the foregoing, the techniques, methods or systems of its operation or management, any information regarding its financial matters, or any other material information concerning the business of ABG, its manner of operation, its plans or other material data. The provisions of this Section 4 shall not apply to (i) information that is public knowledge other than as a result of disclosure by Kelley in breach of this Section 4; (ii) information disseminated by ABG to third parties in the ordinary course of business; (iii) information lawfully received by Kelley from a third party who, based upon inquiry by Kelley, is not bound by a confidential relationship to ABG; (iv) information disclosed under a

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          requirement  of law or as directed by  applicable  legal  authority or regulatory agency; or (v) information and business contacts known to Kelley prior to his employment with ABG.

     5.   Kelley Global  Release.  ABG hereby  releases  Kelley from any and all
          -----------------------
          past, present or future claims, demands, actions, causes of action, costs, judgments, expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that ABG may have, claim to have, or have ever had, against Kelley arising from any and all causes of action, whether intentional, wanton, reckless, malicious, negligent, grossly negligent, or inadvertent, in contract or in tort. In this regard, the parties to this Agreement intend for the release provided by this Agreement to cause, to the fullest extent permitted by law and at equity, the complete and final discharge and extinguishing of all claims and causes of action against Kelley, whether known or unknown, involving the parties hereto, for all time up to and including the date of this Agreement. ABG agrees to indemnify and hold Kelley harmless from and against any and all costs, judgments, expenses, attorney's fees, damages or liabilities whatsoever relating to any and all claims that may be brought against Kelley in connection with his position as an officer of ABG to the fullest extent authorized by Delaware law as provided in paragraph 7 of the Certificate of Incorporation of ABG, as amended October 17, 1994.

     6.   ABG Release. Kelley hereby releases ABG and its officers and directors
          ------------
          from any and all past, present or future claims, demands, actions, causes of action, costs, judgments, expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that he may have, claim to have, or have ever had, against ABG and its officers and directors arising from any and all causes of action, whether intentional, wanton, reckless, malicious, negligent, grossly negligent, or inadvertent, in contract or in tort. In this regard, the parties to this Agreement intend for the release provided by this Agreement to cause, to the fullest extent permitted by law and at equity, the complete and final discharge and extinguishing of all claims and causes of action against ABG and its officers and directors, whether known or unknown, involving the parties hereto, arising only from events occurring for all time up to and including the date of this Agreement.

     7.   Governing Law. This  Agreement  shall be governed by and construed and
          --------------
          enforced in accordance with the laws of the State of South Carolina.

     8.   Severability. If any provision of this Agreement or any portion of any
          ------------
          provision of this Agreement is at any time deemed or declared void, voidable or unenforceable, then such provision or portion of such provision is severable from the remainder of this Agreement and the remainder of this Agreement shall be fully enforced.

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     9.   Further  Assurances.  The  parties  shall  from time to time  promptly
          ------------------
          execute and deliver such further instruments, documents or papers and perform all acts necessary or proper to carry out and effect the terms and provisions of this Agreement.

     10.  Counterparts and Fax Signature Pages. It is understood and agreed that
          -------------------------------------
          this Agreement may be executed in duplicate counterpart originals, each of which shall be deemed an original for all purposes. Signatures need not be in original and a facsimile and/or copy bearing a copied or facsimile signature shall suffice as a binding signature for this Agreement.

     11.  Supersedes  Prior  Agreements.  It is understood  and agreed that this
          -----------------------------
          Agreement contains the entire agreement between the parties and supersedes any and all prior agreements and arrangements or understandings between the parties relating to the subject matter hereof. No oral understanding, statements, promises or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed or terminated orally.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


WITNESSES:


     /s/  Andre M.  Hilliou                    /s/  Richard  M.  Kelley
     ----------------------                    ------------------------
                                                    Richard  M.  Kelley


WITNESSES:                                     AMERICAN  BINGO  &  GAMING  CORP.


     /s/  Daniel  J.  Fritze                   By:    /s/ Daniel  W.  Deloney
     -----------------------                        ----------------------------
                                               Name:      Daniel  W.  Deloney
                                                    ----------------------------
                                               Title: Vice Chairman of the Board
                                                    ----------------------------

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